Exhibit 10.6

Form for Director Awards

JOSS REALTY REIT, INC.

RESTRICTED STOCK GRANT AND AGREEMENT

This Restricted Stock Grant and Agreement (this “Agreement”), is made effective as of the date set forth on the Company signature page (the “Signature Page”) attached hereto, by and between Joss Realty REIT, Inc., a Maryland corporation (together with its successors and assigns, the “Company”) and the participant identified on the Signature Page (“Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Joss Realty REIT, Inc. 2026 Equity Incentive Plan (as it may be amended, the “Plan”), the terms of which Plan are incorporated herein by reference and made a part of this Agreement, and capitalized terms not otherwise defined herein shall have the same meaning as in the Plan; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the Restricted Stock provided for herein to Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. The Restricted Shares.

(a) Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company has granted [●] shares of Common Stock (“Restricted Shares”) to Participant on [insert date of grant] (the “Date of Grant”), subject to adjustment as set forth in the Plan and this Agreement. Except as otherwise provided in this Agreement and unless otherwise determined by the Committee in its sole discretion, subject to the continued service of Participant with the Company Group through the applicable vesting date, [●] percent ([●]%) of the Restricted Shares granted hereunder shall become vested and nonforfeitable on each [of the first [●] anniversaries]1 of the Vesting Commencement Date (as set forth on the Signature Page) (the “Vested Shares”). The Restricted Shares granted hereunder that have not become Vested Shares are the “Unvested Restricted Shares.” For purposes of clarity, the Vested Shares and Unvested Restricted Shares are collectively, the “Restricted Shares”.

(b) The Vested Shares shall not be subject to any forfeiture restrictions. The Unvested Restricted Shares shall vest and become nonforfeitable Vested Shares in accordance with paragraph 1(a) above.

(c) Except as otherwise provided in this Agreement or unless otherwise determined by the Committee in its sole discretion, if Participant’s employment or service with the Company Group is terminated at any time, all Unvested Restricted Shares shall automatically and immediately be forfeited and canceled without consideration. If Participant experiences a termination of employment or service with the Company Group due to Participant’s death or Disability, then the Restricted Shares shall be deemed to fully vest on the date of such death or Disability, as applicable.

[1]	IPO grants will have 3 year annual ratable vesting

(d) Participant may timely (within thirty (30) days following the Date of Grant) file (via certified mail, return receipt requested) an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder using the form of Exhibit A attached hereto. If Participant makes such election, Participant shall certify to the Company that Participant has made such timely filing and furnish a copy of such filing to the Company. Participant should consult Participant’s tax advisor regarding the consequences of a Section 83(b) election, as well as the receipt, vesting, holding and sale of the Restricted Shares.

2. Book Entry; Certificates. The Company shall recognize Participant’s ownership of the Restricted Shares through uncertificated book entry. If elected by the Company, certificates evidencing the Restricted Shares may be issued by the Company and any such certificates shall be registered in Participant’s name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to the later of (x) the vesting of Unvested Restricted Shares pursuant to this Agreement and (y) the expiration of any transfer restrictions set forth in this Agreement or otherwise applicable to the Restricted Shares. As soon as practicable following such time, any certificates for the Restricted Shares shall be delivered to Participant or to Participant’s legal guardian or representative along with the stock powers relating thereto. However, the Company shall not be liable to Participant for damages relating to any delays in issuing the certificates (if any) to Participant, any loss by Participant of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

3. Rights as a Stockholder. Participant shall be the record owner of the Restricted Shares until or unless such Restricted Shares are forfeited pursuant to the terms of this Agreement, and as record owner shall be entitled to all rights of a holder of shares of Common Stock, including, without limitation, voting rights with respect to the Restricted Shares, rights to dividends or other distributions payable to holders of shares of record on and after the Date of Grant (although such dividends and other distributions will be treated, to the extent required by applicable law, as additional compensation for tax purposes and under other applicable legal circumstances), and to exercise all other rights, powers and privileges of a holder of shares of Common Stock with respect to the Restricted Shares; provided, that, to the extent the Company issues a dividend or other distributions in the form of shares or other property, such shares or other property shall be subject to the same restrictions that are then applicable to the Restricted Shares under the Plan and this Agreement and such restrictions shall expire at the same time as the restrictions on the Restricted Shares expire. Any cash dividends paid with respect to unvested Restricted Shares shall at all times be subject to the provisions of this Agreement (including the vesting and forfeiture provisions set forth above); any such cash dividends paid with respect to such unvested Restricted Shares shall vest as such Restricted Shares become vested, and shall be paid to Participant on the date the Restricted Shares to which such cash dividends relate become vested. Notwithstanding anything to the contrary herein, the Restricted Shares shall be subject to the limitations on transfer and encumbrance set forth in Section 7.

4. Repayment of Proceeds; Clawback. The Restricted Shares and all proceeds related to the Restricted Shares are subject to the clawback and repayment terms set forth in Sections 15(v) and 15(w) of the Plan and the Company’s clawback policy, as in effect from time to time, to the extent Participant is a director or officer of the Company Group. If Participant’s service with the Company Group is terminated by the Company for Cause or the Company Group discovers after Participant’s Termination that grounds for a Termination for Cause existed at the time thereof, then Participant shall be required to pay to the Company, within ten (10) business days following the Company’s request to Participant therefor, an amount equal to the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) Participant received either in cash in respect of the vesting of Restricted Shares, or upon the sale or other disposition of, or dividends or distributions in respect of, Common Stock acquired upon the vesting of the Restricted Shares. Any reference in this Agreement to grounds existing for a Termination for Cause shall be determined without regard to any notice period, cure period or other procedural delay or event required prior to finding of, or Termination for, Cause. The foregoing remedy shall not be exclusive.

5. Legend. To the extent applicable, all book entries (or certificates, if any) representing the Restricted Shares delivered to Participant as contemplated by Section 3 above shall be subject to the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Company may cause notations to be made next to the book entries (or a legend or legends put on certificates, if any) to make appropriate reference to such restrictions. Any such book entry notations (or legends on certificates, if any) shall include a description to the effect of the restrictions set forth in Sections 1 and 7 hereof.

6. No Right to Continued Employment or Engagement. Neither the Plan nor this Agreement nor Participant’s receipt of the Restricted Shares hereunder shall impose any obligation on the Company Group to continue the employment or engagement of Participant. Further, the Company Group may at any time terminate the employment or service of such Participant, free from any liability or claim under the Plan or this Agreement, except as otherwise expressly provided herein. The grant of the Restricted Shares is a one-time benefit and does not create any contractual or other right to receive any other grant of Restricted Shares or other Award under the Plan in the future. The grant of the Restricted Shares hereunder does not form part of Participant’s entitlement to compensation or other benefits in terms of Participant’s engagement with the Company Group.

7. Assignment Restrictions.

(a) The Unvested Restricted Shares may not, at any time prior to becoming vested pursuant to the terms of this Agreement, be Assigned, and any such purported Assignment shall be void and unenforceable against the Company or any Affiliate; provided, that the designation of a beneficiary shall not constitute an Assignment.

(b) “Assign” or “Assignment” shall mean (in either the noun or the verb form, including with respect to the verb form, all conjugations thereof within their correlative meanings) with respect to any security, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration, whether directly or indirectly, and whether voluntary, involuntary or by operation of law) of such security or any interest therein.

8. Withholding. Participant shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that Participant incurs in connection with the receipt or vesting of any Restricted Shares granted hereunder. Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Restricted Shares, their grant or vesting or any payment or transfer with respect to the Restricted Shares at the minimum applicable statutory rates, and to take such action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes. The Committee may (but is not obligated to), in its sole discretion, permit or require Participant to satisfy all or any portion of the minimum income, employment and/or other applicable taxes that are statutorily required to be withheld by (A) the delivery of shares of Common Stock; or (B) having the Company withhold from the shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, Participant shares of Common Stock with an aggregate Fair Market Value equal to an amount not in excess of such minimum statutorily required withholding liability (or portion thereof).

9. Securities Laws; Cooperation. Upon the vesting of any Unvested Restricted Shares, Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws, the Plan or this Agreement. Participant further agrees to cooperate with the Company in taking any action reasonably necessary or advisable to consummate the transactions contemplated by this Agreement.

10. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Corporate Secretary at the principal executive office of the Company and to Participant at the address appearing in the personnel records of the Company for such Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

11. Choice of Law; Jurisdiction; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland applicable to contracts made and performed wholly within the State of Maryland, without giving effect to the conflict of laws provisions thereof. Any suit, action or proceeding with respect to this Agreement (or any provision incorporated by reference), or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Maryland, and each of Participant, the Company, and any Permitted Transferees who hold Shares pursuant to a valid Assignment, hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding, or judgment. Each of Participant, the Company, and any Permitted Transferees who hold Shares pursuant to a valid Assignment hereby irrevocably waives (a) any objections which it may now or hereafter have to the laying of the venue of any suit, action, or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Maryland, (b) any claim that any such suit, action, or proceeding brought in any such court has been brought in any inconvenient forum and (c) any right to a jury trial.

12. Shares Subject to Plan; Amendment. By entering into this Agreement, Participant agrees and acknowledges that Participant has received and read a copy of the Plan. The Restricted Shares granted hereunder are subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall materially adversely affect the rights of Participant hereunder without the consent of Participant.

13. Section 409A.

(a) To the extent (i) any dividends or dividend equivalents to which Participant becomes entitled under this Agreement in connection with Participant’s termination of employment or service with the Company constitutes deferred compensation subject to Section 409A of the Code; (ii) Participant is at the time of his separation from service a “specified employee” under Section 409A of the Code; and (iii) at the time of Participant’s separation from service the Company is publicly traded (as defined in Section 409A of the Code), then such dividends or dividend equivalents (other than payment of dividends or dividend equivalents permitted by Section 409A of the Code to be paid or delivered within six months of Participant’s separation from service) shall not be made until the earlier of (x) the first day of the seventh month following Participant’s separation from service or (y) the date of Participant’s death following such separation from service. Upon the expiration of the applicable deferral period, any dividends or dividend equivalents which would have otherwise been made during that period (whether in a single sum or in installments) in the absence of this Section 13 (together with, as applicable, accrued interest thereon) shall be delivered to Participant or Participant’s beneficiary in one lump sum.

(b) A termination of employment or service shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits that are deferred compensation subject to (and not exempt from) Section 409A of the Code upon or following a termination of employment or service unless such termination is also a “separation from service” (within the meaning of Section 409A of the Code).

(c) It is intended that this Agreement be exempt from (or if not exempt, comply with) the provisions of Section 409A of the Code so as to not subject Participant to the payment of additional interest and taxes under Section 409A of the Code, and in furtherance of this intent, this Agreement shall be interpreted, operated and administered in a manner consistent with these intentions. To the extent that any provision of this Agreement would fail to comply with applicable requirements of Section 409A of the Code, the Company may, in its sole and absolute discretion and without requiring Participant’s consent, make such modifications to this Agreement and/or payments to be made thereunder to the extent it determines necessary or advisable to comply with the requirements of Section 409A of the Code. Nothing in this Agreement shall be construed as a guarantee of any particular tax effect for the Award, and the Company does not guarantee that any compensation or benefits provided under this Agreement will satisfy the provisions of Section 409A of the Code.

14. Electronic Signature and Delivery. This Agreement may be accepted by return signature or by electronic confirmation. By accepting this Agreement, Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by U.S. Securities and Exchange Commission rules (which consent may be revoked in writing by Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information shall be delivered in hard copy to Participant.

15. Electronic Participation in Plan. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the Date of Grant.

JOSS REALTY REIT, INC.

By:
Name:
Title:

Date of Grant:	[______]

Number of Restricted Shares Granted:	[______]

Vesting Commencement Date:	[______]

Acknowledged and Agreed as of the date first written above:

[PARTICIPANT NAME]

Participant Signature

Signature Page

Restricted Stock Agreement

EXHIBIT A

ELECTION TO INCLUDE SHARES IN GROSS
INCOME PURSUANT TO SECTION 83(b) OF THE
INTERNAL REVENUE CODE

The undersigned acquired shares of common stock (the “Shares”) of JOSS REALTY REIT, INC. (the “Company”) on [______] (the “Transfer Date”).

The undersigned desires to make an election to have the Restricted Shares taxed under the provision of Section 83(b) of the Internal Revenue Code of 1986, as amended (“Code §83(b)”), at the time the undersigned acquired the Restricted Shares.

Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Restricted Shares (described below), to report as taxable income for calendar year ____ the excess, if any, of the Restricted Shares’ fair market value on the Transfer Date over the acquisition price thereof.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1. The name, address and social security number of the undersigned:

Name:

Address:

SSN:	________-_____-________

2. A description of the property with respect to which the election is being made: [________] Shares.

3. The date on which the property was transferred: the Transfer Date. The taxable year for which such election is made: ________.

4. The restrictions to which the property is subject: The Restricted Shares are subject to time-based vesting conditions. If the undersigned ceases to be employed or engaged by the Company and its affiliates under certain circumstances, all or a portion of the Restricted Shares may be subject to forfeiture. The Restricted Shares are also subject to transfer restrictions.

5. The aggregate fair market value on the Transfer Date of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $[________].

6. The aggregate amount paid for such property: $[________].

A-1

A copy of this election has been furnished to the Corporate Secretary of the Company pursuant to Treasury Regulations §1.83-2(e)(7).

Dated: ________ __, 20___

By:
Name:
Title:

A-2